UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2021

FTC Solar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40350	81-4816270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260,
Austin, Texas 78759
(Address of principal executive offices) (Zip Code)

(737) 787-7906
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	FTCI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Initial Public Offering Agreements

On April 30, 2021, FTC Solar, Inc. (the “Company”) closed its initial public offering (the “IPO”) of 19,840,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at an offering price of $13.00 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-254797) (as amended, the “Registration Statement”). On April 29, 2021, the Company filed a Prospectus dated April 27, 2021 (the “Prospectus”) with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement:

•
an Underwriting Agreement, dated April 27, 2021, by and among Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein, and the Company; and

•	a Registration Rights Agreement, dated April 29, 2021, by and among FTC Solar, Inc. and certain holders of its capital stock.

The terms of the agreements are substantially the same as the terms set forth in the forms of such agreements that were filed as exhibits to the Registration Statement and as previously described in the Registration Statement and the Prospectus. Copies of each of the agreements are attached hereto and are incorporated herein by reference. The description of each agreement is qualified in its entirety by reference to the full text of each agreement filed as exhibits hereto.

Revolving Credit Facility

On April 30, 2021, the Company entered into a $100 million senior secured revolving credit facility, by and among the Company, as borrower, the several financial institutions from time to time parties thereto, and Barclays Bank PLC, as an issuing lender, the swingline lender and as administrative agent (the “Credit Agreement”). The Credit Agreement will have an initial three-year term and it will be used for working capital and for other general corporate purposes.

The Credit Agreement includes the following terms: (i) aggregate commitments of up to $100 million, with letter of credit and swingline sub-limits; (ii) customary base rate and LIBOR-based interest rates, with initial margins of 2.25% and 3.25% per annum, respectively; (iii) initial commitment fees of 0.50% per annum; (iv) initial letter of credit fees of 3.25% per annum; and (v) other customary terms for a corporate revolving credit facility. The facility will be secured by a first priority lien on substantially all of the Company’s assets, subject to certain exclusions, and customary guarantees.

The Credit Agreement includes certain financial condition covenants that the Company is required to satisfy. Beginning with the second fiscal quarter of 2021 and until (but including) the date that is the later to occur of (i) June 30, 2022 and (ii) the last day of the first test period for which consolidated adjusted EBITDA is equal to or greater than $50 million, the Company must not permit its liquidity as of the last business day of each fiscal quarter to be less than $125 million. The liquidity covenant is calculated based on the amount of unrestricted cash and cash equivalents held in accounts subject to control agreements, plus the available revolving commitment under the Credit Agreement. In addition, commencing with the first test period ending after such date (or such earlier date on which the Company provides notice that the leverage covenant test date has occurred pursuant to the Credit Agreement), and for each test period ending as of the last day of each fiscal quarter occurring thereafter, the Company must not permit (i) the total net leverage ratio as of the end of such test period to be greater than 3.75:1.00 and (ii) the interest coverage ratio as of the end of such test period to be less than 1.50:1.00.

A copy of the Credit Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Credit Agreement is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 3.03. Material Modifications to Rights of Security Holders.

The description in Item 5.03 below of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2021, the Company entered into an employment agreement with each of Mr. Anthony P. Etnyre, its Chief Executive Officer, Mr. Patrick M. Cook, its Chief Financial Officer, and Mr. Jay B. Grover, its Vice President, Supply Chain (collectively, the “Employment Agreements”).  Each of the Employment Agreements became effective on April 30, 2021 and will continue until terminated in accordance with its terms by either the executive or the Company.

Pursuant to Mr. Etnyre’s employment agreement, Mr. Etnyre has an annual base salary of $477,400, as may be adjusted by the Company, and will be eligible to earn a target annual cash bonus opportunity equal to 100% of his base salary.  Pursuant to Mr. Cook’s employment agreement, Mr. Cook has an annual base salary of $333,900, as may be adjusted by the Company, and will be eligible to earn a target annual cash bonus opportunity equal to 70% of his base salary.  Pursuant to Mr. Grover’s employment agreement, Mr. Grover has an annual base salary of $236,300, as may be adjusted by the Company, and will be eligible to earn a target annual cash bonus opportunity equal to 60% of his base salary.  Each executive is also eligible to participate in the long-term incentive plan established by the Company.

In the event the executive is terminated by us without Cause or the executive resigns his employment for Good Reason (as each such term is defined in the Employment Agreements), subject to the executive’s execution and non-revocation of a release of claims, the executive will become entitled to the following severance payments and benefits: (i) cash severance equal to 1.0 times (or in the case of Mr. Etnyre, 2.0 times) his base salary (payable in substantially equal installments over the severance period in accordance with our regular payroll practices); (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year in which the date of termination occurs based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits for the executive and his spouse and eligible dependents for a period of 18 months following the date of termination, payable on the first regularly scheduled payroll date on or following the 60 days after the date of termination.  In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the Employment Agreements), each executive would also be entitled to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by the executive, and the cash severance amount described in subsection (i) above would be increased to 1.5 times (or in the case of Mr. Etnyre, 2.0 times) his annual base salary.  Following a Change in Control, each executive would also be entitled to receive reimbursement for his legal fees and expenses to the extent incurred by the executive in disputing in good faith any issue relating to his termination of employment.  In the event that any of Mr. Etnyre’s, Mr. Cook’s or Mr. Grover’s employment is terminated by us for Cause or as a result of the executive’s death or disability, or if the executive resigns his employment other than for Good Reason, the executive will solely receive certain accrued rights, including any accrued but unpaid base salary, vested employee benefits and, if the executive is terminated as a result of his death or disability, any earned but unpaid annual cash bonus for the immediately preceding fiscal year (payable at the same time as other senior officers).

The foregoing description of the Employment Agreements is a summary of certain terms only and is qualified in its entirety by the full text of each executive’s employment agreement filed as Exhibit 10.3, 10.4, and 10.5 hereto, respectively, each of which is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On April 28, 2021, the Company amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”). The Company’s board of directors previously approved the Amended and Restated Certificate of Incorporation to be effective prior to the completion of the IPO. A description of the Amended and Restated Certificate of Incorporation is set forth in the section of the Prospectus entitled “Description of Capital Stock.” The Amended and Restated Certificate of Incorporation is the same as previously described in the Registration Statement, and substantially in such form as was previously filed as an exhibit to the Registration Statement. The description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation filed herewith as Exhibit 3.1 and incorporated herein by reference.

Amended and Restated Bylaws

Effective as of April 28, 2021, the Company adopted amended and restated bylaws (the “Amended and Restated Bylaws”). The Company’s board of directors previously approved the Amended and Restated Bylaws to be effective prior to the completion of the IPO. A description of the Amended and Restated Bylaws is set forth in the section of the Prospectus entitled “Description of Capital Stock.” The Amended and Restated Bylaws are the same as those previously described in the Registration Statement, and in such form as was previously filed as an exhibit to the Registration Statement. The description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated April 27, 2021, by and among Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein, and FTC Solar, Inc.

3.1	Amended and Restated Certificate of Incorporation of FTC Solar, Inc.
3.2	Amended and Restated Bylaws of FTC Solar, Inc.
10.1	Registration Rights Agreement, dated April 29, 2021, by and among FTC Solar, Inc. and certain holders of its capital stock
10.2
Senior Secured Revolving Credit Facility, by and among FTC Solar, Inc., as borrower, the several financial institutions from time to time parties thereto, and Barclays Bank PLC, as an issuing lender, the swingline lender and as administrative agent

10.3	Employment Agreement by and between FTC Solar, Inc. and Anthony P. Etnyre
10.4	Employment Agreement by and between FTC Solar, Inc. and Patrick M. Cook
10.5	Employment Agreement by and between FTC Solar, Inc. and Jay B. Grover

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTC SOLAR, INC.

By:	/s/ Anthony P. Etnyre
Name:	Anthony P. Etnyre
Title:	Chief Executive Officer

Date: May 3, 2021